UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

Acadia Realty Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-12002	23-2715194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Avenue Suite 300
Rye, New York		10580
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 288-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Trustee

On October 19, 2026, the board of trustees (the “Board”) of Acadia Realty Trust (the “Company”) appointed Tamara Fischer as a trustee of the Company, effective as of the same day, to serve until the Company’s 2027 annual meeting of shareholders and until her successor is duly elected and qualifies. The Board also appointed Ms. Fischer to its Nominating and Corporate Governance Committee, effective as of the same day.

Ms. Fischer is a seasoned financial and real estate executive with three decades of experience in the real estate investment trust ("REIT") industry. She most recently served as Executive Chairperson of National Storage Affiliates Trust (“NSA”) from April 2023 until NSA’s acquisition by Public Storage in July 2026, and previously served as NSA’s Chief Executive Officer (January 2020 – March 2023), President (July 2018 – June 2022), and Chief Financial Officer (2013 – December 2019). Prior to NSA, Ms. Fischer served as Executive Vice President and Chief Financial Officer of Vintage Wine Trust, Inc., a triple net lease REIT focused on real estate assets related to the U.S. domestic wine industry, from 2004 to 2008, and as Executive Vice President and Chief Financial Officer of Chateau Communities, Inc., one of the largest REITs in the manufactured home community sector, from 1993 to 2003.

Ms. Fischer currently serves as an independent director on the boards of Mid-America Apartment Communities, Inc. (NYSE: MAA), where she has served since 2023 and is a member of the Audit Committee and Real Estate Investment Committee, and JLL Income Property Trust, Inc., where she has served since 2023 and is chair of the Audit Committee. She previously served as a director of NSA, from 2020 until its acquisition by Public Storage in July 2026, and of Duke Realty Corporation (NYSE: DRE) from 2020 to 2022. Ms. Fischer also served on the Nareit Advisory Board of Governors from January 2025 until July 2026, the Nareit Executive Board from 2021 to 2024, and as Past Chairperson of the Board of the Self Storage Association from 2020 to 2024. She is a certified public accountant (inactive) and received a Bachelor of Arts in Business Administration from Case Western Reserve University.

The Company’s compensation program for its non-employee trustees is described in the Company’s Proxy Statement for its 2026 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 31, 2026, and such description is incorporated herein by reference. Ms. Fischer will receive compensation for her service in accordance with the program.

There are no arrangements or understandings between Ms. Fischer and any other person pursuant to which Ms. Fischer was appointed to the Board. There are no transactions in which Ms. Fischer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 19, 2026, the Company issued a press release announcing the appointment of Ms. Fischer to the Board, a copy of which is furnished herewith as Exhibit 99.1. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated October 19, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibit 101.)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acadia Realty Trust (Registrant)

Date:	October 19, 2026	By:	/s/ John Gottfried
John Gottfried Executive Vice President and Chief Financial Officer